UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)	02038 (Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 23, 2009, Echo Therapeutics, Inc. (the “Company”) and Imperium Master Fund, Ltd. (“Imperium”) entered into an amendment agreement (the “Amendment”) pursuant to which the Company and Imperium agreed to extend the maturity date of the Original Issue Discount Senior Secured Note issued by the Company to Imperium on March 24, 2008 (the “Note”) to April 24, 2009. The Note, which was issued by the Company to Imperium pursuant to a Securities Purchase and Loan Agreement between the Company and Imperium dated as of March 24, 2008 (as amended to date, the “Loan Agreement”), originally had a maturity date of March 24, 2009. The purpose of the maturity date extension is to provide the Company and Imperium sufficient time to amend the Loan Agreement, the Note and each senior secured note issued by the Company thereunder (collectively, the “Notes”), to provide for, subject to certain conditions, a one-year extension of the maturity date of each of the Notes.
     The terms of the Loan Agreement and the Note are further described in the Company’s current report on Form 8-K, dated March 24, 2008 and filed with the Securities and Exchange Commission on March 26, 2008. The foregoing descriptions of the Amendment and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1 to this current report on Form 8-K and as Exhibit 10.2 to the Company’s current report on Form 8-K dated as of March 24, 2008, respectively, and are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2009	ECHO THERAPEUTICS, INC.
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment agreement by and between the Company and Imperium Master Fund, Ltd. dated March 23, 2009.